                                                                     Exhibit 3

                        NAVISTAR FINANCIAL CORPORATION
                               AND SUBSIDIARIES

                    ARTICLES OF INCORPORATION AND BY-LAWS

The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1     Restated Certificate of Incorporation of Navistar Financial Coporation
        (as amended  and  in  effect on  December 15, 1987). Filed on Form 8-K dated December 17, 1987.  Filed under File No. 001-04146.

3.2     The    By-Laws  of   Navistar   Financial   Corporation   (as  amended
        February 29,  1988).  Filed  on Form  10-K  dated  January  19,  1989.
        Filed under File No.  001-04146.

3.3     Amendment to the By-Laws of Navistar  Financial Corporation.  Filed as
        Exhibit 3.1  on Form 10-K dated  December 18,  2003.  Filed under File
        No. 001-04146.